UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported) – September 16, 2009

US Oncology Holdings, Inc.

US Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-144492	20-0873619
Delaware	0-26190	84-1213501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10101 Woodloch Forest

The Woodlands, Texas 77380

(Address of principal executive offices including zip code)

(281) 863-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Election of Directors.

(d) Effective September 16, 2009, the stockholders of each of US Oncology Holdings, Inc. (“Holdings”) and US Oncology, Inc. (“USON”, and together with Holdings, the “Companies”) elected Ms. Yon Yoon Jorden to serve as a member of the Board of Directors of each of the Companies. Ms. Jorden has also been appointed to serve on the audit committee of each of the Companies.

Ms. Jorden most recently was executive vice president and CFO of AdvancePCS, a publicly- traded provider of pharmacy benefits management from 2002 until 2004. Previously she was CFO of Informix, a technology company, Oxford Health Plans, a provider of managed health care services, and WellPoint Health Networks, a managed care company, each of which was a publicly traded company. She currently serves as a director of Magnatek, Inc., a manufacturer of digital power control systems, and Maxwell Technologies a manufacturer of energy storage and power delivery solutions. She is a Certified Public Accountant.

In connection with Ms. Jorden’s election to the Board of the Companies, Ms. Jorden will be eligible to participate in the Non-Employee Director Stock Option Plan of Holdings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2009
US ONCOLOGY HOLDINGS, INC.
US ONCOLOGY, INC.

	By:	/s/ Phillip H. Watts
	Name:	Phillip H. Watts
	Title:	Vice President - General Counsel